UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 19, 2016

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Commission File No. 000-54359

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In Media Corporation

(Exact name of registrant as specified in its charter)

Nevada	20-8644177
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5872 Owens Avenue, #200, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

888-368-9696

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

On December 19, 2016, the Registrant sold 57,446,863 shares of its common stock, par value $0.001 per share, to three parties. Of those shares, 49,446,863 we sold to RVCA Partners, LLC (“RVCA”), for an aggregate sales price of $49,446.67 ($0.001 per share), payable in cash. In addition, 4,000,000 shares were issued to Simon Westbrook as partial consideration for a settlement and release agreement wherein Mr. Westbrook released his claims for compensation and reimbursement of expense from the Registrant. In addition, 4,000,000 shares were issued to Mike Harper, as partial consideration for a settlement and release agreement wherein Mr. Harper released his claims against the Registrant for compensation and reimbursement of expense relating to his service as a consultant, officer and director of the Registrant.  The shares were sold in reliance on the exemptions provided by Section 4(2) of the Securities Act of 1933 and Rules 504, 505 and 506 thereunder.

Item 5.01

Changes in Control of Registrant.

RVCA’s purchase of 49,446,863 Shares of the Registrant’s common stock described in Item 3.02 above constitutes approximately 48.6% of the Registrant’s fully diluted outstanding common stock Shares. The purchase price for the shares was $49,446.87 ($0.001 per Share). Also on December 19, 2016, RVCA purchased 13,993,137 Shares of the Registrant’s outstanding common stock constituting approximately 13.7% of the Registrant’s fully diluted outstanding Shares in a private transaction from Howard Hayes, an existing shareholder, director and officer of the Registrant.  The purchase price for the 13,993,137 Shares in that private transaction was $13,993.14 ($0.001 per Share). The 13,993,137 Shares were assigned to by RVCA to DP Holdings Re, LLC (“DP”). Both RVCA and DP are entities owned and controlled by David Hunt. The source of the funds to purchase the 49,446,863 shares and 13,993,137 shares was from cash reserves of RVCA and DP, respectively. The transactions resulted in Mr. Hunt, through RVCA and DP, controlling 62.3% of the Registrant’s outstanding common stock.

Subsequent to the transactions, Mr. Hunt also joined the Board of Directors of the Registrant and became an officer. Subsequent to the share purchase and Mr. Hunt’s appointment, Messrs. Hayes and Mike Harper resigned from the Board of Directors leaving Mr. Hunt as the sole director. Mr. Hayes remains as the Registrant’s CEO and principal accounting officer and principal financial officer. Through the acquisition of the 63,440,000 shares described above, Mr. Hunt’s appointment to the Board of Directors, and Messrs. Hayes and Harper’s resignations from the Board of Directors, Mr. Hunt assumed control of the Registrant from Messrs. Hayes and Harper.

There are no other arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors. Messrs. Harper, Hayes and Westbrook have agreed to remain involved with the Registrant as consultants to assist with bringing the SEC filings current. Mr. Hayes remains the Registrant’s principal executive officer and principal accounting officer. For these services, The Registrant has agreed to pay Messrs. Harper and Westbrook $5,000 each. It is possible that Mr. Westbrook will continue to consult to the Registrant subsequent to the SEC filings being brought current. However, no arrangement has been formalized to date. Mr. Hayes currently has no contractual arrangement with the Registrant except for his agreement to remain as principal executive officer and principal accounting officer until such time as the Registrants SEC filings are current through the twelve month period ended December 31, 2016. There are no other arrangements or understandings among members of both the former and new control groups and their associates with respect to other matters.

The Registrant was a shell company immediately before the change in control, and remains a shell company following the change in control. The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission in (i) the Registrant’s Definitive Information Statement filed on Schedule 14 filed on May 4, 2016, (ii) the Registrant’s Form 10-K for the fiscal year ended December 31, 2014, and the Registrant’s Forms 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2014 and September 30, 2014, and (iii) the information contained in this Report.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Notice of Change of Directors and Officers

On December 19, 2016, Michael Harper resigned as an executive officer and as a member of the Board of Directors and Howard J. Hayes resigned as a member of the Board of Directors.  Mr. Hayes remains the Registrant’s principal executive officer and principal accounting officer.

On December 19, 2016, prior to the resignation of Messrs. Hayes and Harper as directors, David Hunt was appointed to serve as a member of our Board of Directors to serve until the next annual meeting, his earlier resignation or death. Mr. Hunt was also appointed as our President and Secretary. His biography is as follows:

David S. Hunt, age 47, originally a commercial litigation attorney, Mr. Hunt has been involved in creating, financing and growing development stage enterprises in a variety of industries since the late 1990’s. Mr. Hunt has participated as a founder, investor, advisor or legal counsel, for numerous public offerings, venture funds, private equity and debt placements, private-to-public mergers, PIPE transactions, reverse-mergers and various business development activities. Mr. Hunt is currently a member of the board of directors of Pacificore Construction, Inc. and involved in many aspects of its operations. Since joining Pacificore’s board of directors in 2011, and while becoming increasingly involved in its operations, Pacificore’s revenues have increased by approximately 30 times and has gone from never having a national client to performing jobs for more than a dozen prominent companies that operate across the U.S. and/or internationally. Mr. Hunt is currently a founding stockholder and advisor to ChargebackOps, LLC, a service provider to a number of national retailers in relation to their credit card fraud prevention. Mr. Hunt is also currently an active advisor to Snowlogic, Inc., a premier developer and manufacturer of high-output, highly efficient snow-making equipment that is sold to ski resorts throughout North American and parts of Europe. Mr. Hunt was previously a co-founder and director of AquaHydrate, Inc., a performance bottled water company sold in retailers throughout the U.S., where he was a consultant to the company through 2011.

Mr. Hunt is a graduate of the University of Utah (BA) in 1994 and California Western School of Law (JD) in 1998.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2016

In Media Corporation

By: /s/  Howard Hayes

      Howard Hayes, CEO